Exhibit 99.1

Vista Gold Corp. Announces Second Quarter Financial Results and Corporate Update

Denver, Colorado, July 28, 2021 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced its unaudited financial results for the quarter ended June 30, 2021, which were highlighted by the approval of the Mining Management Plan, the last major permit required for the development of Vista’s 100% owned Mt Todd gold project (“Mt Todd” or the “Project”), and reported cash and cash equivalents of $6.3 million.

Frederick H. Earnest, President and Chief Executive Officer of Vista, commented, “During the second quarter we achieved a number of significant milestones for Vista and our shareholders. Most important was the approval of the Mt Todd Mining Management Plan. Vista now holds all major operating and environmental permits for the development of Mt Todd. Our ongoing exploration drilling program to identify areas where infill drilling would have the greatest potential to add resource ounces close to our Batman deposit continues to produce positive results. We received the final $1.0 million payment from Prime Mining Corp. and the approval of other permits related to the Mt Todd project.”

“Recently, we announced the start of engineering to complete a definitive feasibility study for Mt Todd in the first quarter of 2022. This study, which will include more detailed engineering and design, cost inputs, and economic analysis, is expected to increase the reserves and mine life of the project. The results of the study, together with the results of our ongoing district-scale exploration program, are expected to further demonstrate the significant upside potential of the Project and strengthen our position with potential development partners.”

Second Quarter Highlights and Important Recent Developments

●Received approval of the Mt Todd Mining Management Plan;
●Commenced a definitive feasibility study for Mt Todd;
●Received final $1.0 million payment from Prime Mining Corp. for the Guadalupe de los Reyes project;
●Ended 2Q 2021 with cash and cash equivalents of $6.3 million;
●Completed a $13.5 million bought deal public offering in July 2021;
●Reported positive results from ongoing exploration activities;
●Expanded the current exploration drill program to include an additional 3,000 meters of drilling;
●Received Aboriginal Areas Protection Authority Certificate; and

●	Received approval of the Mt Todd Surface Water Extraction License.

Summary of Q2 2021 Financial Results

On June 30, 2021, cash and cash equivalents totaled $6.3 million. We benefited during the quarter from receipt of the final $1.0 million related to Guadalupe de los Reyes and continued control over our base expenditures. This allowed us to commit additional funds to our ongoing drilling program.

Vista reported a net loss of $0.8 million or $0.01 per share for the three months ended June 30, 2021, compared to a gain of $1.9 million or $0.01 per share reported for the three months ended June 30, 2020. The loss for the current quarter was in line with management’s expectations.

All dollar amounts in this press release are in U.S. dollars.

Definitive Feasibility Study

Management recently commenced a definitive feasibility study for Mt Todd and expects to complete the report during Q1 2022. Most of the engineering work for Mt Todd has previously been completed to feasibility study standards and Vista is now completing the remaining feasibility engineering in the process plant (piping, electrical, and instrumentation), updating project designs to be consistent with the recently approved Mining Management Plan, and completing an economic evaluation using a gold price more reflective of the current market price, which is expected to increase gold reserves and extend the mine life. We are exploring several trade-off opportunities (e.g., contract power generation, contract mining, and autonomous truck haulage), and we expect to incorporate recommendations from our 2019 preliminary feasibility study and update minor parts of the Mt Todd mine design to be consistent with the Mining Management Plan.

Recent Drilling Results

Vista continued exploration drilling at Mt Todd during the quarter ended June 30, 2021. The drilling program has focused on identifying areas with the greatest potential for future resource growth along strike from the Batman deposit approximately 1.9 Km north to the Golf-Tollis/Penguin targets. To date, Vista has completed 16 of 18 planned holes (5,466 of the planned 6,000 meters). Each of the holes completed has intersected mineralization consistent with our geologic model. The most recent drill hole (VB21-011) intersected mineralization that is both thicker and of higher grade than observed in previous drill holes in the current program. Of approximately 399 meters drilled in VB21-011, a total of 200 meters intersected mineralization with average grade of 0.63 g Au/t, including 9.9 meters @ 2.08 g Au/t, 14.3 meters @1.42 g Au/t, 10.2 meters @ 1.74 g Au/t, 26.7 meters @ 0.98 g Au/t, and 14.0 meters @1.22 g Au/t. (For complete results of this hole and hole VB21-010, please refer to our press release dated July 15, 2021.)

Figure 1 below is an aerial view of the drill locations for the holes in the current program. The image is looking south, with the Batman pit located in the upper-right corner of the image. VB21-12 is in-progress and is being co-funded by the Northern Territory’s Geophysics and Drilling Collaborations (“GDC”) program. The GDC program is funded by the Resourcing the Territory initiative and aims to increase the intensity of exploration drilling and geophysics in underexplored areas of the Northern Territory. Vista was one of 15 companies receiving an award under the current round of GDC funding.

Looking SSW
North
Batman Pit
VB20-001
VB21-003
VB20-002
VB20-003
VB20-004
VB21-006
VB21-001
VB20-005
VB21-012
VB21-010
VB21-004
VB21-008
VB21-002
VB21-005
VB21-013
VB21-011
VB21-007
Golf-Tollis Pit
VB21-009

Figure 1 - Aerial view of the drill locations for the holes in the current program

Mr. Earnest commented, “We are extremely pleased with our drilling results to date and believe there is opportunity for significant resource growth and an extended life at Mt Todd. Given the success of the current drill program, Vista recently announced additional holes for a third phase of drilling totaling approximately 3,000 meters.”

Management Conference Call

Management’s quarterly conference call to review financial results for the quarter ended June 30, 2021 and to discuss corporate and project activities is scheduled on Friday, July 30, 2021 at 10:00 am MDT (12:00 pm EDT).

Participant Toll Free: (844) 898-8648

Participant International: (647) 689-4225

Conference ID: 7260176

This call will also be archived and available at www.vistagold.com after July 30, 2021. Audio replay will be available for 21 days by calling toll-free in North America (855) 859-2056 or (404) 537-3406.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185.

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is the Mt Todd gold project located in the Tier 1, mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin,

Mt Todd is the largest undeveloped gold project in Australia and, if developed as presently designed, would potentially be Australia’s fourth largest gold producer on an annual basis, with lowest tertile in-country and global all-in sustaining costs. All major operating and environmental permits have now been approved.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our belief in us completing the remaining feasibility engineering in the process plant (piping, electrical, and instrumentation), updating project designs to be consistent with the recently approved Mining Management Plan, and completing an economic evaluation using a gold price more reflective of the current market price, which is expected to increase gold reserves and extend the mine life by incorporating a greater portion of the currently defined measured and indicated resources into the mine plan; our belief that we have been very successful in de-risking Mt Todd and expect that our current programs will further validate the Mt Todd design and economics, increase reserves and mine life, and demonstrate district-scale potential within the Company’s mining licenses; our expectation to complete the feasibility study during Q1 2022; our belief that the engineering work for Mt Todd has previously been completed to feasibility study standards; our expectation that we will incorporate recommendations from the 2019 prefeasibility study and update minor parts of the Mt Todd mine design to be consistent with the Mining Management Plan; and our belief that Mt Todd is the largest undeveloped gold project in Australia are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, results of our test work for process area improvements, mineral resource and reserve estimates and results of preliminary economic assessments, prefeasibility studies and feasibility studies on our projects, if any, our experience with regulators, and positive changes to current economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainties inherent in the exploration of mineral properties, the possibility that future exploration results will not be consistent with the Company's expectations; there being no assurance that the exploration program or programs of the Company will result in expanded mineral resources; uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed February 25, 2021 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Cautionary Note to United States Investors

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. The technical reports referenced in this press release uses the terms defined in Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Definition Standards”). These standards are not the same as reserves under the SEC’s Industry Guide 7 and may not constitute reserves or resources under the SEC’s newly adopted disclosure rules to modernize mineral property disclosure requirements (“SEC Modernization Rules”), which became effective February 25, 2019 and will be applicable to the Company in its annual report for the fiscal year ending December 31, 2021. Under the currently applicable SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority. Additionally, the technical reports uses the terms “measured resources”, “indicated resources”, and “measured & indicated resources”. We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101, such terms are not recognized under SEC Industry Guide 7 and normally are not permitted to be used in reports and registration statements filed with the SEC. Mineral resources described in the technical reports have a great amount of uncertainty as to their economic and legal feasibility. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade, without reference to unit measures. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that any or all part of an inferred resource will ever be upgraded to a higher category. U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

Under the SEC Modernization Rules, the definitions of “proven mineral reserves” and “probable mineral reserves” have been amended to be substantially similar to the corresponding CIM Definition Standards and the SEC has added definitions to recognize “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” which are also substantially similar to the corresponding CIM Definition Standard. However there are differences between the definitions and standards under the SEC Modernization Rules and those under the CIM Definition Standards and therefore once the Company begins reporting under the SEC Modernization Rules there is no assurance that the Company’s mineral reserve and mineral estimates will be the same as those reported under CIM Definition Standards as contained in the technical reports prepared under CIM Definition Standards or that the economics for the Mt Todd project estimated in such technical reports will be the same as those estimated in any technical report prepared by the Company under the SEC Modernization Rules in the future.